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                        XM SATELLITE
                           RADIO


FOR IMMEDIATE RELEASE

Investor Contact: Gary Tiedemann, 202-380-4010, gary.tiedemann@xmradio.com
Press Contact:    Charles Robbins, 202-380-4316, charles.robbins@xmradio.com

                   XM RADIO ANNOUNCES RECEIPT OF CONSENT FROM
                      FINANCING SOURCES TO LOWER NOTEHOLDER
                  EXCHANGE OFFER PARTICIPATION THRESHOLD TO 75%

Washington, DC, January 15, 2003 - XM Satellite Radio (Nasdaq: XMSR) has received the necessary consents from an investor group and General Motors, which together are providing $450 million in new financial investment and support in conjunction with an exchange of the company's outstanding 14 percent Senior Secured Notes due 2010, to reduce the minimum exchange offer participation threshold from 90 percent to 75 percent.

Furthermore, XM has amended the exchange offer to reduce the minimum participation condition to 50.1 percent. However, as described above, the General Motors and investor group financing transactions are currently conditioned upon 75 percent participation by existing noteholders in the exchange offer, and XM will close on the exchange offer only if the minimum participation condition to the financing transactions are satisfied or waived. This condition to the financing transactions can be amended only if agreed to by both General Motors and two-thirds of the investor group. All other terms and conditions of the existing exchange offer and consent solicitation remain unaffected and the deadline for acceptance is midnight, January 23, 2003.

"We are encouraged by the support of our new investors and are confident that the proposed financing package and exchange offer will be well received by our financial constituencies," said Gary Parsons, XM Chairman of the Board.

"We have also been heartened by the many words of support from our existing stakeholders and are encouraged that the prices of our bonds have appreciated nearly 25 percent during the past month in response to the announced financing package and proposed exchange offer, as well as the continued operational success of XM," Parsons said. "However, we recognized that many noteholders sought a higher degree of certainty in the exchange offer, which prompted us to preemptively seek amendments from our new financing sources to enhance the probability of success."

                                                        continued . . .

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                                XM SATELLITE
                                   RADIO

XM Radio, Page 2

According to XM Chief Financial Officer Joe Euteneuer, "Under the current scenario, existing noteholders have a choice: They can either retain their existing securities and financial attributes (subject to certain modifications to the covenant package described in detail in the offering circular), or exchange the securities for the new package of debt, warrant securities and cash, subject of course to satisfying the minimum participation conditions of the exchange offer and indirectly, the minimum conditions necessary to consummate the General Motors and new investor group financings."

Euteneuer added that the exchanging noteholders would retain the same par claim (as of March 15, 2003), and would received $70 per bond in cash, 85 warrants per bond at a strike price of $3.18 per share, enhanced collateral, improved call protection, shorter maturity, and pari pasu treatment in all respects in terms of collateral and ranking with the financing arrangements associated with the new investor group and GM.

In addition, XM today filed a Form 8-K with the SEC attaching various exhibits relating to the new securities proposed to be offered to the noteholders, as well as other ancillary agreements and documents related to the financing transactions. XM is distributing to holders of its outstanding 14 percent Senior Secured Notes a supplement to the Offering Circular dated December 24, 2002, a copy of which will be filed on a Form 8-K with the SEC.

                                      # # #

    There can be no assurance that the company will be able to consummate the General Motors transactions any transactions with its new investor group or the exchange offer.

This press release contains forward looking statements made in reliance on the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for the company's service, the company's dependence on third party vendors, its continuing need for additional financing, as well as other risks described in XM Satellite Radio Holdings Inc.'s Form 8-K filed with the Securities and Exchange Commission on 12-24-2002. Copies of the filing are available upon request from XM Radio's Investor Relations Department